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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement Form S-3 and in the related Prospectus of Kimberly-Clark Corporation of our report dated January 30, 1996, which makes reference to the Company adopting the provisions of Statement of Financial Accounting Standards No. 121 in 1995 and that our audits did not include the 1995 provisions for restructuring and other unusual charges which were audited by other auditors, on our audit of the consolidated financial statements and financial statement schedule of Scott Paper Company and subsidiaries as of December 30, 1995 and for the year then ended, which report appears in and is incorporated by reference to the Annual Report on Form 10-K, under the Securities Exchange Act of 1934, of Kimberly-Clark Corporation for the year ended December 31, 1997.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
2400 Eleven Penn Center
Philadelphia, PA
December 11, 1998